UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2013

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road
Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a).  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 15, 2013, the Board of Directors (the “Board”) of MAKO Surgical Corp. (the “Company”) approved the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”), which amended and restated the existing bylaws of the Company in their entirety.  The Bylaws were amended and restated for the sole purpose of adding a majority voting policy to apply in uncontested director elections.

Pursuant to the Bylaws, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Chairman of the Board.  The Corporate Governance and Nominating Committee of the Board (or, in certain circumstances, another committee appointed by the Board) must promptly consider that resignation and recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors.  The Board is then required to act on that recommendation no later than ninety days following the date of the stockholders’ meeting at which the election occurred.  Within four days of the Board’s decision, the Company must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01(d).  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Fifth Amended and Restated Bylaws of MAKO Surgical Corp. effective March 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: March 21, 2013	By:	/s/ Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Fifth Amended and Restated Bylaws of MAKO Surgical Corp. effective March 15, 2013